UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2020

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

IAC HOLDINGS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 25, 2020, Westley (“Wes”) Moore, age 41, was elected to the board of directors of IAC/InterActiveCorp (the “Registrant”). Mr. Moore has served as Chief Executive Officer of Robin Hood, the largest poverty-fighting organization in New York and one of the largest anti-poverty forces in the United States, since April 2017. Prior to his tenure at Robin Hood, in 2013 Mr. Moore founded BridgeEdU, an innovative technology platform addressing the college completion and job placement crisis, and served as its Chief Executive Officer until February 2017 and as its Chairman until June 2019. Prior to founding BridgeEdU, Mr. Moore worked as an investment banker with Citigroup in New York and Deutsche Bank in London. In addition to the roles described above, Mr. Moore is a decorated army combat veteran, New York Times and Wall Street Journal bestselling author (The Other Wes Moore and The Work, among other works) and nationally prominent social advocate. Mr. Moore earned an MLitt in International Relations from Oxford University as a Rhodes Scholar and served as a White House Fellow to Secretary of State Condoleezza Rice.

A description of the compensation payable to Mr. Moore for his services as a member of the board of directors of the Registrant is set forth under the caption “Director Compensation” in the joint definitive proxy statement/prospectus dated as of April 30, 2020, which was filed by the Registrant and Match Group, Inc. with the U.S. Securities and Exchange Commission on April 30, 2020 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel & Secretary

Date: July 28, 2020

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